Exhibit 5.4

KUTAK ROCK LLP	ATLANTA
CHICAGO
SUITE 3100	DES MOINES
1801 CALIFORNIA STREET	FAYETTEVILLE
IRVINE
DENVER, COLORADO 80202-2626	KANSAS CITY
LITTLE ROCK
303-297-2400	LOS ANGELES
FACSIMILE 303-292-7799	OKLAHOMA CITY
OMAHA
www.kutakrock.com	RICHMOND
SCOTTSDALE
WASHINGTON
WICHITA

JAMES D. ARUNDEL

james.arundel@kutakrock.com

(303) 292-7818

March 28, 2008

Capmark Financial Group Inc.
411 Borel Avenue
Suite 320
San Mateo, California 94402

Capmark Capital Inc.
1801 California Street
Suite 3900
Denver, Colorado 80202

Re:                               Registration Statement on Form S-1

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by Capmark Financial Group Inc., a Nevada corporation (the “Issuer”) and certain subsidiaries of the Issuer named as Guarantors in the Registration Statement (collectively, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations under the Act, we have been requested to render our opinion with respect to certain of the securities being registered under the Registration Statement.  The Registration Statement relates to the registration under the Act of an indeterminate amount of the Issuer’s Floating Rate Senior Notes due 2010 (the “2010 Notes”), an indeterminate amount of the Issuer’s 5.875% Senior Notes due 2012 (the “2012 Notes”), and an indeterminate amount of the Issuer’s 6.300% Senior Notes due 2017 (the “2017 Notes”) (the 2010 Notes, the 2012 Notes and the 2017 Notes being collectively referred to herein as the “Notes”), and the guarantees (the “Guarantees”) of the Notes by the Guarantors.  Capitalized terms used and not otherwise defined in this opinion have the respective meanings given them in the Registration Statement.

The Notes will be issued by the Issuer and the Guarantees will be issued by the Guarantors in accordance with the terms of three separate Indentures relating to each series of Notes, each dated as of May 10, 2007 (the “Indentures”), among, with respect to each Indenture, the Issuer, the Guarantors and Deutsche Bank Trust Company Americas, as trustee.  Pursuant to Article 10 of each of the Indentures, Capmark Capital, Inc. (the “Colorado Guarantor”) has agreed to guarantee, jointly and severally with the other Guarantors, on an unsecured, senior basis, the notes issued under each such Indenture.

KUTAK ROCK LLP

Capmark Financial Group Inc.

Capmark Capital Inc.

March 28, 2008

In connection with this opinion, we have examined originals, conformed copies or photocopies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a)                                  the Registration Statement;

(b)                                 the Indentures, including as an exhibit thereto the forms of each series of Notes, included as Exhibits 4.1, 4.2 and 4.3 to the Registration Statement;

(c)                                  the Articles of Incorporation of the Colorado Guarantor, as amended to the date hereof;

(d)                                 the Bylaws of the Colorado Guarantor effective as of the date hereof (together with (c) above, the “Charter Documents”); and

(e)                                  the Certificate of the Secretary of State of the State of Colorado as to the good standing of the Colorado Guarantor in the State of Colorado.

As to matters of fact, we have relied exclusively on representations, warranties and certifications made by the Colorado Guarantor in the Documents and made by officers and/or representatives of the Colorado Guarantor in statements made and certificates or comparable documents furnished to us, including but not limited to an officer’s certificate of an authorized officer of the Colorado Guarantor (the “Officer’s Certificate”).  We have made no independent investigation of the truth, accuracy or completeness of such representations, warranties or certifications.  Whenever our opinions herein with respect to the existence or absence of facts are indicated to be based on our knowledge, it means that, in the course of our representation of the Colorado Guarantor, none of the Kutak Rock LLP attorneys presently working on this matter or that represent the Colorado Guarantor on a regular basis has acquired actual knowledge of the existence or absence of any such facts.  Except for consulting with those attorneys in our firm as we have deemed necessary, and the representations, warranties and certifications made by the Colorado Guarantor and its officers and/or representatives described earlier in this paragraph, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should otherwise be drawn from our representation of the Colorado Guarantor.

Based upon the foregoing and subject to the assumptions, exceptions and qualifications stated herein, we are of the opinion that:

1.             The Indentures have been duly authorized, executed and delivered by the Colorado Guarantor.

KUTAK ROCK LLP

Capmark Financial Group Inc.

Capmark Capital Inc.

March 28, 2008

2.             The Colorado Guarantor is a corporation, validly existing and in good standing under the laws of the State of Colorado, and has all requisite corporate power and authority to execute, deliver and perform its obligations under the Documents.

3.             The Colorado Guarantor has duly authorized its Guarantee of the Notes in the manner set forth in the Indentures.

4.             The execution, delivery and performance of the Documents by the Colorado Guarantor and compliance with the terms and provisions thereof by the Colorado Guarantor do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any Colorado statute, any rule, regulation or order of any governmental agency or authority or court in Colorado having jurisdiction over the Colorado Guarantor or any of its properties existing on the date hereof, or the Charter Documents of the Colorado Guarantor, except that it is understood that no opinion is given in this paragraph with respect to any state securities law or any rule or regulation issued pursuant to any state securities law.

The opinions expressed herein are subject to the following qualifications, assumptions and limitations:

(a)           In connection with rendering the opinions set forth herein, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies thereof, and the authenticity of the originals of such latter documents.

(b)           We have further relied upon the accuracy, integrity and completeness of all certificates and other statements, documents, records, financial statements and papers reviewed by us, including but not limited to the Officer’s Certificate, and the accuracy, truthfulness and completeness of all representations and warranties contained in the Documents, in each case with respect to the factual matters set forth therein.

(c)           The Notes and Guarantees will be issued as described in the Registration Statement.

(d)           Each series of the Notes will be substantially in the form attached to the Indenture applicable to such series and that any information omitted from such form will be properly added.

KUTAK ROCK LLP

Capmark Financial Group Inc.

Capmark Capital Inc.

March 28, 2008

(e)           Our opinions in paragraph 3 above relate only to those laws and regulations that, in our experience, are normally applicable to transactions of the type set forth in the Documents.

(e)           This opinion letter is limited to the laws of the State of Colorado and to present judicial interpretations thereof and to facts as they presently exist and, with your consent, we have not considered the applicability or effect of any laws of any other state or any other jurisdiction or of the United States.

(f)            We do not express any opinion on any matter not expressly addressed in this opinion letter, and no opinion is to be implied or may be inferred beyond the matters expressly stated herein.  We express no opinion with regard to any federal tax effect or implication of any provision of the transaction contemplated by the Documents.

The opinions set forth herein are delivered based solely upon the examinations, assumptions and other matters described herein as of the date hereof, and we have no obligation to modify or supplement this opinion or otherwise to communicate with you with respect to changes in law or matters which occur or come to our attention after the date hereof that may affect or alter any opinion rendered herein.  This opinion letter speaks as of the date hereof, and expresses our legal opinions as to matters set forth herein based on our professional judgment on the date hereof and is not to be construed as a guaranty or a warranty as to any legal or factual matter.  We disclaim any obligation to provide you with any subsequent opinion or advice by reason of any future changes or events.

We consent to the use of our name in the Registration Statement as it appears in the caption “Legal Matters” and to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations under the Act.  We consent to the reliance on this opinion by Simpson Thacher & Bartlett LLP for purposes of their opinion filed as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Kutak Rock LLP

Kutak Rock LLP